EXHIBIT 10.1

Offer to Sell Notes

1.             Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Securities Purchase Agreement dated as of July 19, 2006 (as amended, the “Purchase Agreement”) among SatCon Technology Corporation (the “Company”) and the Purchasers, including the signatories hereto (such signatories being hereinafter referred to as the “Investors”). Pursuant to the Purchase Agreement, the Purchasers purchased Senior Secured Convertible Notes from the Company in the aggregate amount of $12,000,000 (individually a “Note” and collectively, the “Notes”)

2.             Offer to Sell Notes. Each Investor hereby irrevocably offers to sell its Note to the Company upon the following terms (the “Offer”):  At any time from the date hereof to and including November 9, 2007 (the “Outside Date”), the Company shall be entitled to purchase each Investor’s Note for an amount in cash equal to 120% of the aggregate outstanding principal amount of such Note plus any accrued and unpaid interest thereon (the “Purchase Price”). The Company shall have the right to elect to effect such purchase by delivering a written notice to each Investor at least three (3) business days prior to the date of purchase, such notice to be in the form of Exhibit A hereto and sent via facsimile or e-mail transmission and over night courier to the address of each Investor set forth in the Purchase Agreement. Payments shall be made by wire transfer of immediately available funds to the accounts where the Company regularly makes payments of principal and interest on the Note.

To the extent the Company exercises this purchase right, it must purchase all of the Notes held by each Investor on the date of purchase. Upon the Company’s payment of the Purchase Price for the Notes hereunder, such Notes shall be deemed cancelled and no longer outstanding. Notwithstanding the foregoing, if the Company has not purchased such Notes prior to 5:00 p.m. New York time on the Outside Date, this Offer shall terminate and be of no further force or effect except for the consideration to be paid by the Company to the Investors as inducement for them to make this Offer which consideration shall become the un-recallable property of the Investors once paid. In the event that the Company purchases all of the Notes pursuant hereto, all collateral securing the Notes shall be discharged and released, the Company is hereby authorized to file any UCC-3 financing statements to reflect same and the Agent (as such term is defined in the Security Agreement) shall forthwith take all action necessary to terminate and discharge all collateral securing the Notes and shall forthwith return to the Company the certificates representing the Pledged Stock (as such term is defined in the Security Agreement). Notwithstanding anything to the contrary contained herein, this Offer shall not derogate from each Investor’s right to convert any portion of its Note prior to the purchase thereof hereunder in accordance with the terms of the Note.

In exchange for the Investors keeping this Offer open from the date hereof to and including the Outside Date, the Company hereby agrees to provide the following consideration to the Investors:  within 10 days after the Company’s counter-execution of this Offer (2 business days if payment is made is stock), the Company shall pay to the each Investor its pro rata share of $750,000, payment of which shall be made, at the option of the Company, either (i) in immediately available funds or (ii) in shares of the Company’s Common Stock with piggy-back registration rights with respect to the next registration filed by the Company (with the precise number of shares to be delivered in satisfaction of this obligation being based on a 15% discount to the 5 day VWAP for the five (5) trading days preceding the date hereof with a ceiling price of $1.00). Such determination with respect to the method of payment shall be made by the Company on the date that this Agreement is fully executed. The issuance of stock in connection with the inducement for the Investors to make and hold open the Offer will not violate or trigger the rights of the Investors under Section 9(d) of the Warrant As, the Warrant Bs or the Warrant Cs, Section 10(d) of the Notes or Section 4.6 of the Purchase Agreement.

3.             Consent. For the purpose of Section 4.13(a)(i) of the Purchase Agreement, in connection with the purchase of Notes in accordance with Section 2 hereof, this Offer shall constitute the approval, by written consent, of the holders of a majority of the outstanding principal face amount of the Notes to purchase, redeem or set aside any sums for the purchase or redemption of any shares of capital stock or other securities that are convertible into or exercisable for such stock. Upon execution of this Offer by the holders of not less than 66% of the aggregate principal amount outstanding under the Notes and the Company’s exercise of this purchase right, Sections 4.10(a) and 4.16 of the Purchase Agreement shall be deemed amended to enable the Company and its Subsidiaries to incur indebtedness secured by liens on any of its (or their) property or assets solely to pay the purchase price for the Notes being sold pursuant hereto.

4.             Title. Each Investor hereby represents and warrants that it is the owner of good and marketable title to such Investor’s Notes, free and clear of all liens, pledges and encumbrances.

5.             Information. In connection with the Note purchases contemplated hereunder, each Investor hereby acknowledges and agrees that: (i) the Company (or any assignee thereof) may be in possession of material nonpublic information concerning the Company (the “Information”) that may not be known to such Investor, including, without limitation Information concerning capital raising efforts, operational and financial performance, and future prospects; (ii) such Investor represents and warrants to the Company (and any such assignee) that such Investor has sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Note purchases contemplated hereunder; (iii) such Investor has not relied upon any written or verbal representations of the Company (or any such assignee) in making this Offer; (iv) such Investor’s decision to allow the purchase of such Investor’s Note in accordance with the terms hereof is based entirely upon publicly available information concerning the Company and such Investor’s own investigation and due diligence concerning the Company, and such Investor has not relied on the Company (or any such assignee) to provide access to information concerning the Company or its securities and such Investor is not relying on the Company (or any such assignee) to disclose the Information; and (v) to the full extent permissible by applicable law, the Company (or any such assignee) shall have no liability to such Investor or its affiliates and such Investor, on behalf of itself, its officers, directors, stockholders and affiliates, hereby waives, releases and discharges forever any claim, action or proceeding that it might have against the Company (or any such assignee), based on, arising out of or related to the Company’s (or any such assignee’s) knowledge, possession or nondisclosure of the Information in connection with the Note purchases contemplated hereunder.

6.             Successors and Assigns. This Offer shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Company may assign its rights and/or obligations hereunder to any person.

7.             Counterparts. This Offer may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same offer. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Offer by their duly authorized representatives effective as of the October 19, 2007.

SATCON TECHNOLOGY CORPORATION

By:	/s/ David B. Eisenhaure
Name: David B. Eisenhaure
Title: President / CEO

[SIGNATURE PAGES OF INVESTORS FOLLOW]

[SIGNATURE PAGE OF INVESTORS TO OFFER TO SELL NOTES]

IROQUOIS MASTER FUND, LTD.

By:	/s/ Joshua Silverman
Name:	Joshua Silverman
Title:

ROCKMORE INVESTMENT MASTER
FUND LTD

By:	/s/ Bruce Bernstein
Name:	Bruce Bernstein
Title:	President

HIGHBRIDGE INTERNATIONAL LLC

By: Highbridge Capital Management, LLC

By:	/s/ Adam J. Chill
Name:	Adam J. Chill
Title:	Managing Director

RHP MASTER FUND, LTD

By: Rock Hill Investment Management, L.P.
By: RHP General Partner, LLC

By:	/s/ Keith Marlow
Name:	Keith Marlow
Title:	Director

BRISTOL INVESTMENT FUND, LTD.

By:	/s/ Paul Kessler
Name:	Paul Kessler
Title:	Director

[SIGNATURE PAGE OF INVESTORS TO OFFER TO SELL NOTES]

HUDSON BAY FUND, LP

By:	/s/ Yoav Roth
Name:	Yoav Roth
Title:	Principal and Portfolio Manager

HUDSON BAY OVERSEAS FUND, LTD

By:	/s/ Yoav Roth
Name:	Yoav Roth
Title:	Principal and Portfolio Manager

CAPITAL VENTURES INTERNATIONAL

By: Heights Capital Management, Inc., its
authorized agent

By:	/s/ Martin Kobinger
Name:	Martin Kobinger
Title:	Investment Manager

[SIGNATURE PAGE OF INVESTORS TO OFFER TO SELL NOTES]

ENABLE GROWTH PARTNERS LP

By:	/s/ Adam Epstein
Name:	Adam Epstein
Title:	Principal

ENABLE OPPORTUNITY PARTNERS LP

By:	/s/ Adam Epstein
Name:	Adam Epstein
Title:	Principal

PIERCE DIVERSIFIED STRATEGY
MASTER FUND LLC, ENA

By:	/s/ Adam Epstein
Name:	Adam Epstein
Title:	Principal

ALPHA CAPITAL ANSTALT

By:	/s/ Kougad Ackermann
Name:	Kougad Ackermann
Title:	Director

EXHIBIT A

[LETTERHEAD OF COMPANY]

October   , 2007

[Insert address of Investor]

Re:  Offer to Sell Notes to SatCon Technology Corporation

Ladies/Gentlemen:

Capitalized terms used in this letter have the same meanings herein as in the Securities Purchase Agreement dated as of July 19, 2006 (as amended to date) among SatCon Technology Corporation (the “Company”) and certain Purchasers (as therein defined).

You are hereby notified that, pursuant to and in accordance with the above referenced Offer to Sell Notes, the Company has elected to purchase your Note in accordance with Section 2 thereof. Payment of the purchase price will be made on October [], 2007.

Very truly yours,

SATCON TECHNOLOGY CORPORATION

By:
Name:
Title: